BrightSpring Health Services, Inc. Reports First Quarter 2024 Financial Results and Increases Full Year 2024 Guidance

LOUISVILLE, Ky., May 2, 2024 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the first quarter ended March 31, 2024, and increases 2024 revenue and Adjusted EBITDA1 guidance.

Financial Highlights

•
Net Revenue of $2,577 million, up 27.0% compared to $2,028 million in the first quarter of 2023.
•
Net loss of $46 million, compared to net loss of $22 million in the first quarter of 2023.
•
Adjusted EBITDA1 of $131 million, up 13.2% versus $115 million in the first quarter of 2023.
•
Increased 2024 Revenue and Adjusted EBITDA Guidance:
o
Revenue: $10,300 - $10,800 million
o
Adjusted EBITDA1: $555 - $570 million, excluding potential Quality Incentive Payment
•
Elected Olivia Kirtley, CPA, to the Board of Directors in connection with the Company’s IPO, and in April 2024 appointed Timothy Wicks, former Executive Vice President of Optum Inc., part of UnitedHealth Group, to the Board of Directors

“We are pleased with the strong revenue and adjusted EBITDA growth in both our Pharmacy and Provider segments during the first quarter of 2024 and are increasingly optimistic about our outlook for the remainder of the year” said Jon Rousseau, Chairman, President and Chief Executive Officer of the Company. "In Pharmacy Solutions, we delivered strong revenue growth of 35%. In Provider Services, revenue growth was solid and ahead of expectations, and we expanded adjusted EBITDA margins with our increased scale, efficiencies, and operational excellence. We continue to invest across both segments of the Company to drive high quality care and above market growth.”

First Quarter 2024 Financial Results

Net revenue of $2,577 million, up 27.0% compared to $2,028 million in the first quarter of 2023. Net revenue growth was driven across both segments and all businesses in the company, led by particular strength within specialty and infusion pharmacy.

Gross profit of $369 million, up 10.4% compared to $335 million in the first quarter of 2023.

Net loss of $46 million, compared to net loss of $22 million in the first quarter of 2023.

Adjusted EBITDA1 of $131 million, up 13.2% compared to $115 million in the first quarter of 2023.

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials:

	Three Months Ended
	March 31, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions Revenue	$1,977	$1,467	35%
Provider Services Revenue	600	561	7%
Total Revenue	$2,577	$2,028	27%
	Three Months Ended
	March 31, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions segment EBITDA	$88	$82	7%
Provider Services segment EBITDA	82	65	25%
Total Segment Adjusted EBITDA	$170	$147	16%
Corporate Costs	(39)	(32)	-
Total Company Adjusted EBITDA	$131	$115	13%

Full Year 2024 Financial Guidance

For the full year 2024, BrightSpring is increasing guidance, which excludes the effects of any future acquisitions.

•
Net revenue of $10,300 million to $10,800 million, or 16.7% to 22.3% growth over 2023
o
Pharmacy Segment Revenue of $7,850 million to $8,300 million, or 20.4% to 27.3% growth over full year 2023
o
Provider Segment Revenue of $2,450 million to $2,500 million, or 6.3% to 8.5% growth over full year 2023
•
Adjusted EBITDA2 of $555 million to $570 million, or 9.3% to 12.2% growth over full year 2023, excluding the impact from a certain Quality Incentive Payment (QIP) in both periods
o
The company may potentially receive this QIP of $30M in 2024

A copy of the company’s first quarter earnings presentation is available on the company’s investor relations website, https://ir.brightspringhealth.com/

2 A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net (loss) income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call today, May 2, 2024, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the first quarter results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services is the parent company of leading healthcare service lines that provide complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s high-quality and impactful pharmacy, primary care and home health care, and rehabilitation and behavioral health services, and through its skilled and dedicated employees, we provide comprehensive care and clinical solutions in all 50 states to over 400,000 customers, clients and patients daily. For more information, visit www.brightspringhealth.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
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our inability to maintain relationships with existing patient referral sources or establish new referral sources;

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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
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cost containment initiatives of third-party payors, including post-payment audits;
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the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
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changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
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our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
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changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
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changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
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reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
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federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
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fluctuation of our results of operations on a quarterly basis;
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labor relation matters;
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limited ability to control reimbursement rates received for our services;
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delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
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failure to manage our growth effectively may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
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our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives;
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continuing to provide consistently high quality of care;
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maintenance of our corporate reputation;
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contract continuance, expansion and renewal with our existing customers;
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effective investment in, improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
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security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information, cause a loss of confidential patient data, employee data, personal information, or prevent access to critical information and expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods including adverse impacts from the cyber attack of Change Healthcare, one of the largest providers of healthcare payment systems in the United States;
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potential substantial malpractice or other similar claims;
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various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits;
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our current insurance program may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
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factors outside of our control, including those listed, have required and could in the future require us to record an asset impairment of goodwill;

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a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19;
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inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations; and
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our inability to adequately protect our intellectual property rights.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net (loss) income as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net (loss) income before income tax expense (benefit), interest expense, and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, goodwill impairment, legal costs associated with certain historical matters for PharMerica and settlement costs, significant projects, management fees, and unreimbursed COVID-19 related costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2024 and December 31, 2023

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$58,037	$13,071
Accounts receivable, net of allowance for credit losses	990,581	881,627
Inventories	373,740	402,776
Prepaid expenses and other current assets	150,451	159,167
Total current assets	1,572,809	1,456,641
Property and equipment, net of accumulated depreciation of $386,619 and $368,089 at March 31, 2024 and December 31, 2023, respectively	245,686	245,908
Goodwill	2,609,228	2,608,412
Intangible assets, net of accumulated amortization	856,016	881,476
Operating lease right-of-use assets, net	276,075	267,446
Deferred income taxes, net	11,156	—
Other assets	84,585	72,838
Total assets	$5,655,555	$5,532,721
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$655,776	$641,607
Accrued expenses	451,785	492,363
Current portion of obligations under operating leases	77,078	71,053
Current portion of obligations under financing leases	11,690	11,141
Current portion of long-term debt	48,670	32,273
Total current liabilities	1,244,999	1,248,437
Obligations under operating leases, net of current portion	208,238	201,655
Obligations under financing leases, net of current portion	24,419	22,528
Long-term debt, net of current portion	2,515,139	3,331,941
Deferred income taxes, net	—	23,668
Long-term liabilities	88,481	91,943
Total liabilities	4,081,276	4,920,172
Redeemable noncontrolling interests	6,275	27,139
Shareholders' equity:
Common stock, $0.01 par value, 1,500,000,000 and 137,398,625 shares authorized, 171,190,389 and 117,857,055 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,712	1,179
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at March 31, 2024; no shares authorized, issued or outstanding at December 31, 2023	—	—
Additional paid-in capital	1,788,728	771,336
Accumulated deficit	(246,069)	(200,319)
Accumulated other comprehensive income	23,115	12,544
Total shareholders' equity	1,567,486	584,740
Noncontrolling interest	518	670
Total equity	1,568,004	585,410
Total liabilities, redeemable noncontrolling interests, and equity	$5,655,555	$5,532,721

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2024 and 2023

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenues:
Products	$1,977,035	$1,467,002
Services	599,603	561,376
Total revenues	2,576,638	2,028,378
Cost of goods	1,807,100	1,306,981
Cost of services	400,147	386,684
Gross profit	369,391	334,713
Selling, general, and administrative expenses	361,324	283,158
Operating income	8,067	51,555
Loss on extinguishment of debt	12,726	—
Interest expense, net	65,020	78,177
Loss before income taxes	(69,679)	(26,622)
Income tax benefit	(23,294)	(4,346)
Net loss	(46,385)	(22,276)
Net loss attributable to noncontrolling interests	(635)	(894)
Net loss attributable to BrightSpring Health Services, Inc. and subsidiaries	$(45,750)	$(21,382)

Net loss per common share:
Loss per share - basic:	$(0.26)	$(0.18)
Loss per share - diluted:	$(0.26)	$(0.18)
Weighted average shares outstanding:
Basic	175,531	117,866
Diluted	175,531	117,866

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2024 and 2023

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Operating activities:
Net loss	$(46,385)	$(22,276)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	48,922	50,345
Impairment of long-lived assets	1,769	2,209
Provision for credit losses	6,622	6,216
Amortization of deferred debt issuance costs	4,447	5,197
Share-based compensation	24,848	450
Deferred income taxes, net	(31,732)	(13,321)
Loss on extinguishment of debt	12,726	—
Loss on disposition of fixed assets	122	538
Other	(312)	607
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(115,576)	(54,035)
Prepaid expenses and other current assets	8,916	31,076
Inventories	30,485	69,213
Trade accounts payable	21,605	(66,966)
Accrued expenses	(43,430)	33,971
Other assets and liabilities	(1,886)	(3,328)
Net cash (used in) provided by operating activities	$(78,859)	$39,896
Investing activities:
Purchases of property and equipment	$(21,816)	$(17,846)
Acquisitions of businesses, net of cash acquired	(9,394)	—
Other	272	383
Net cash used in investing activities	$(30,938)	$(17,463)
Financing activities:
Long-term debt repayments	$(793,353)	$(7,785)
Proceeds from issuance of common stock on initial public offering, net	656,485	—
Proceeds from issuance of tangible equity units, net	389,000	—
Repayments of the Revolving Credit Facility, net	(50,700)	(14,300)
Payment of debt issuance costs	(42,963)	—
Repurchase of shares of common stock	(325)	—
Shares issued under share-based compensation plan, including tax effects	—	89
Purchase of redeemable noncontrolling interest	(300)	—
Payment of financing lease obligations	(3,081)	(2,885)
Net cash provided by (used in) financing activities	$154,763	$(24,881)
Net increase (decrease) in cash and cash equivalents	44,966	(2,448)
Cash and cash equivalents at beginning of year	13,071	13,628
Cash and cash equivalents at end of year	$58,037	$11,180
Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net	$60,282	$72,998
Income taxes, net of refunds	$11,186	$3,730
Supplemental schedule of non-cash investing and financing activities:
Financing lease obligations	$3,004	$2,883
Repurchases of common stock in accounts payable	$325	$—
Purchases of property and equipment in accounts payable	$937	$3,066
Consideration for purchase of redeemable noncontrolling interest in accounts payable	$5,100	$—

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three months ended March 31, 2024 and 2023

(Unaudited)

The following table reconciles net loss to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Net loss	$(46,385)	$(22,276)
Income tax benefit	(23,294)	(4,346)
Interest expense, net	65,020	78,177
Depreciation and amortization	48,922	50,345
EBITDA	$44,263	$101,900
Non-cash share-based compensation	24,848	450
Acquisition, integration, and transaction-related costs	8,542	1,646
Restructuring and divestiture-related and other costs	17,831	4,225
Legal costs and settlements	10,473	2,038
Significant projects	1,160	3,716
Management fee	23,381	1,433
Unreimbursed COVID-19 related costs	—	(130)
Total adjustments	$86,235	$13,378
Adjusted EBITDA	$130,498	$115,278
Revenue	$2,576,638	$2,028,378
Adjusted EBITDA Margin	5.1%	5.7%

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three months ended March 31, 2024 and 2023

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Diluted EPS	$(0.26)	$(0.18)
Non-cash share-based compensation (1)	0.13	0.00
Acquisition, integration, and transaction-related costs (1)	0.05	0.01
Restructuring and divestiture-related and other costs (1)	0.10	0.04
Legal costs and settlements (1)	0.06	0.02
Significant projects (1)	0.01	0.03
Management fee (1)	0.13	0.01
Unreimbursed COVID-19 related costs (1)	—	0.00
Income tax impact on adjustments (2)	(0.10)	(0.03)
Adjusted EPS	$0.12	$(0.10)

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net loss per common share	175,531	117,866
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income (loss) per common share	186,783	117,866
(1)
This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.
(2)
The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.